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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 7, 2006

GLOBAL GREEN SOLUTIONS INC.
 formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

609 Granville Street, Suite 880
P.O. Box 10321 Pacific Center
Vancouver, British Columbia
Canada V7Y 1G5
 (Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

On June 7, 2006, we completed the following private placements of securities:

We sold 1,000,000 units in consideration of $500,000. The offering price per unit was $0.50. Each unit consisted of one restricted share of common stock and one warrant. Two warrants are convertible into one restricted share of common stock upon payment of the exercise price of $0.75. The warrants expire on June 7, 2008. We sold the units to 31 non-US persons outside the United States of America. We relied upon the exemption from registration contained in Regulation S of the Securities Act of 1933 for the sale of the units.

At the same time we issued 94,000 units as commissions for the sale of the 1,000,000 units described above. Each unit consisted of one restricted share of common stock and one warrant. Two warrants are convertible into one restricted share of common stock upon payment of the exercise price of $0.75. The warrants expire on June 7, 2008. We sold the units to the four non-US persons outside the United States of America. We relied upon the exemption from registration contained in Regulation S of the Securities Act of 1933 for the sale of the units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of June, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ELDEN SCHORN
Elden Schorn, president and principal executive